Exhibit 1.01

Conflict Minerals Report

This Report has been prepared pursuant to Rule 13p-1 of the Securities Exchange Act of 1934, as amended (“Rule 13p-1”) for the reporting period from January 1 to December 31, 2016. The Company is a leading supplier of oilfield services, products, technology and systems to the worldwide oil and natural gas industry. The Company also provides industrial products and services to the downstream chemicals, and process and pipeline industries. The Company conducts its operations through subsidiaries, affiliates, ventures and alliances. The Company operates in more than 80 countries around the world and the corporate headquarters is in Houston, Texas.

The Company’s supply chain is both global and complex, and there are multiple tiers of suppliers between the Company and the original sources of minerals used in the Company’s products. Therefore, the Company relied on its direct suppliers to provide information about the origin of conflict minerals in the raw materials and components it purchased for use in the manufacture of, or contracts to manufacture, products that the Company offers for sale.

The Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, (each a “forward-looking statement”). The words “will,” “intend,” “anticipate,” “believe,” “ensure,” “expect,” “if,” “estimate,” “project,” “foresee,” “predict,” “outlook,” “aim,” “could,” “should,” “potential,” “would,” “may,” “probable,” “likely,” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. These forward-looking statements are also affected by the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings available through the Company’s website at: www.bakerhughes.com/investor or through the SEC’s Electronic Data Gathering and Analysis Retrieval (“EDGAR”) system at: www.sec.gov. The Company undertakes no obligation to publicly update or revise any forward-looking statement.

Reasonable Country of Origin Inquiry

Management Systems

The Company is committed to the responsible sourcing of raw materials and components necessary to the production or functionality of our products for sale, and we have publicly posted this policy. The policy, including the commitment to establishing a conflict-free supply chain, may be found at

http://www.bakerhughes.com/company/corporate-social-responsibility/human-rights-and-security/conflict-minerals.

In accordance with Rule 13p-1, the Company undertook a reasonable country of origin inquiry to determine the origin of the conflict minerals necessary to the production or functionality of the products we offered for sale during the reporting period. The Company undertook the following as part of that inquiry:

•	created a Conflict Minerals Steering Council, composed of executive- and management-level representatives from Finance, Strategic Sourcing, Investor Relations, Global Supply Chain, Strategic Sourcing, Legal, Audit, Corporate Social Responsibility, Supplier Quality, and Global Trade Compliance;

•	incorporated our Conflict Minerals policy in our Master Supplier Agreement template for use with new and renewed contracts with suppliers;

•	utilized the Company’s existing mechanisms for reporting Conflict Minerals concerns, allowing contact by telephone, email and online, for both the public and internal reportees;

•	informed relevant suppliers of the Company’s expectations regarding supplier Conflict Minerals policy, due diligence processes, and responses to the Company’s requests for information;

•	identified those products we manufactured or contracted to manufacture that we reasonably believed contained one or more conflict minerals (defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold collectively, the “Conflict Minerals” or sometimes “conflict minerals” or ”3TGs”), by first eliminating those products that were clearly not subject to Rule 13p-1, including tool rentals, service-only, chemicals, and fluids;

•	using lessons learned during the previous reporting period, we expanded our project scoping process to help identify all relevant raw materials or components used in the manufacture or contract for manufacture of the products specifically identified in the step above;

•	identified 2529 suppliers that provided the materials or components specifically identified in the previous step;

•	engaged the services of a third-party conflict minerals service provider to create and maintain a supplier engagement portal;

•	using the third-party conflict minerals service provider’s technology platform, contacted the identified suppliers;

•	informed relevant suppliers of the Company’s conflict minerals policy and our expectation for compliance with that policy and their cooperation in developing conflict minerals data;

•	requested these suppliers to determine which of the materials or components they provided to the Company contained one or more conflict minerals;

•	requested these suppliers to in turn require their suppliers to comply with the Company’s conflict minerals requirements;

•	requested these suppliers to develop a policy and management system covering conflict minerals and to require their suppliers to in turn adopt similar policies and systems;

•	informed these suppliers of the informational and instructional materials available on our third-party conflict minerals service provider’s Conflict Minerals Resource Center web page, pertaining to the conflict minerals regulation, the Conflict Minerals Reporting Template (“CMRT”) questionnaire, and due diligence guidelines;

•	requested confirmation from these suppliers of the presence of every necessary conflict mineral in the raw materials or components they supplied to the Company, and information regarding the origin of those minerals;

•	established a deadline of May 5, 2017 to provide the requested conflict minerals information and documentation;

•	followed up with unresponsive suppliers to request compliance with the Company’s requests for information and documentation, until the stated deadline by sending up to three e-mailed messages by the Company’s third-party service provider, and attempting at least two phone calls by the third-party service provider in cases when e-mail contact was unsuccessful;

•	reviewed the responses compiled for each responding supplier to determine existence of a Conflict Minerals policy, due diligence process and passed through requirements for successive supplier tiers;

•	reviewed the responses compiled for each responding supplier to determine which Smelter or Refiner (“SORs”) were the source of necessary conflict minerals contained in the raw materials or components supplied to the Company;

•	received completed questionnaires from 57% of the identified suppliers contacted by our third-party conflict minerals service provider;

•	increased by 100% the identification of total conflict-free SORs over reporting period 2015; and

•	identified a decrease by 89% from reporting period 2015 in the number of non-conflict free SORs sourcing from the DRC Region or as posing a high risk of sourcing from the DRC Region.

The Company has also participated in monthly Responsible Sourcing Network Multi-Stakeholder Group (MSG) calls and periodic Oil and Gas Services Working Group (OGSWG) meetings, as well as attended various webinars, to enable us to consider best practices and to explore opportunities to participate in responsible sourcing and supply chain transparency. Additionally, a representative of the Company’s Conflict Minerals Management Team delivered a presentation at the 4th Conflict Minerals Reporting & Supply Chain Transparency Conference, to offer insight into the continued development of best practices.

The Company’s responding relevant suppliers identified 317 verified SORs believed to be the source of necessary conflict minerals contained in the raw materials or components supplied to the Company. Of those supplier-identified SORs, 2 were not certified as Conflict-Free and potentially sourced minerals or ores from the DRC Region and 4 were identified as posing a high risk of sourcing from mines supporting conflict in the DRC Region. These 6 SORs required due diligence on the source and chain of custody of conflict minerals and are more fully described in the table located in Schedule 2 below.

The due diligence undertaken is more fully described below.

Design of Due Diligence

The Company’s due diligence was designed in conformance with the due diligence related steps of a nationally or internationally recognized due diligence framework, specifically, the Organization for Economic Cooperation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (Second Edition). Specifically, OECD Step 1 is addressed above, under the heading “Reasonable Country of Origin Inquiry,” and Steps 2 – 5 are addressed below in the subheadings under “Due Diligence Measures Undertaken.”

Due Diligence Measures Undertaken

Identification and Assessment of Risks in the Supply Chain

The Company determined that approximately 2% of the identified SORs in our global supply chain required due diligence on source and chain of custody of the necessary conflict minerals ultimately provided to the Company, based upon the applicability of one or more of the following criteria:

•	reported sourcing conflict minerals from the conflict area;

•	provided data on SORs that self-report sourcing from a mine located in the conflict area;

•	provided data on SORs that were reported by independent entities to source from a mine located in the conflict area;

•	indicated that the SOR named by the supplier passed materials through a known or suspected country for smuggling, export out of other countries, or the transit of materials containing conflict minerals; or

•	provided information about an SOR indicating the origin of the materials was not from a country known to hold reserves.

The SORs identified during the current reporting year as posing a risk of conflict sourcing represents a decrease of 15% of potential risks identified during the 2015 reporting year.

Response to Identified Risks

The Company undertook the following measures in its exercise of due diligence on the source and chain of custody of the necessary conflict minerals:

•	independently verified all SOR information submitted by suppliers in their CMRTs, checking it against the third-party conflict minerals service provider’s independent smelter research, including:

o	merged duplicate submissions following verification of overlapping company information;

o	eliminated submissions with garbage characters and obvious misspellings;

o	validated named entities as actual SORs; and

o	confirmed that each facility is a legitimate SOR of 3TGs;

•	gathered information on legitimate SORs in the SOR databases from several sources, including without limitation the third-party service provider’s independent research, Conflict-Free Sourcing Initiative (CFSI), London Bullion Market Association (LBMA), the Dubai Multi Commodities Centre (DMCC), the Responsible Jewellery Council (RJC), the US Department of Commerce (DoC), and the US Geological Survey (USGS) (the “Third-Party Database”);

•	if a supplier did not provide a proper identification number issued by a validating entity, such as CFSI or LBMA, we requested the supplier to provide the following information:

o	the metal processed by the facility;

o	the city, province/state and country where the facility is located;

o	the name and email address for the designated contact at the facility;

o	the recycled and scrap status of metals, minerals or ores processed by the facility;

o	if the facility sources all of its metals, minerals or ores solely from recycled or scrap materials, the country of origin of those materials; and

o	if the facility does not source all materials solely from recycled or scrap providers, the location of mines from which the facility sources its metals, minerals or ores;

•	labeled as “Valid” those SOR submissions from suppliers that matched the Third-Party Database of legitimate SORs and performed additional verification:

o	inquire whether the SOR has been audited by one or more recognized certification entities, such as CFSI, LBMA, DMCC, or RJC, and if not, whether they undergo another form of an independent audit; and

o	those SORs that have not undergone a certification audit are asked if they plan to undertake a certification process in the future;

•	labeled as "Invalid" those SORs submitted by a supplier that matched the Third-Party Database list of facilities known not to be a legitimate facility, or a common erroneous or inoperative name;

•	labeled as "Undetermined” those SORs submitted by a supplier that did not match either the legitimate or non-legitimate lists in the Third-Party Database;

•	suppliers that submit SOR names determined to be Invalid or Undetermined were requested to correct or amend the pertinent information;

•	for each Valid SOR, assigned a risk rating of Low, Medium or High, based on the following factors:

o	whether the facility has or has not already successfully undergone a certification audit by a recognized entity;

o	whether the facility is registered with a certification body, and if so, is progressing toward completing an audit process by that body;

o	whether the facility is proximate to, conducts conflict mineral transactions with entities within, or transports materials through any of the following:

▪	a Level 1 country, with known active ore production and not identified as either conflict regions or plausible countries engaged in smuggling materials containing conflict minerals;

▪	a Level 2 country, known to or plausibly believed to be engaged in smuggling, export out of a Level 3 country, or as a transit for materials containing conflict minerals; or

▪	a Level 3 country, the DRC or one of its nine adjoining countries, Angola, Burundi, Central African Republic, Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda, and Zambia, collectively referred to as "covered countries" in Section 1502 of the Dodd Frank Act;

•	for each supplier, calculated a cumulative SOR risk, either low, medium, or high, summarizing the risk that the supplier poses to the Baker Hughes supply chain, based on the chances that the supplier furnishes 3TGs that may originate from non-conflict free sources:

o	obtained the value of the cumulative SOR risk for each supplier by collecting the risk ratings of all SORs associated with the supplier, or in the case of parts-level responses, each product/part provided by the supplier; and

o	for each supplier, or, as applicable, each product/part, assigned the overall risk rating equal to the risk rating level with the most SORs at that level;

•	reported above identified risks to appropriate senior management, including Legal, Procurement and Strategic Sourcing, for monitoring and determination of appropriate corrective action.

Independent Audit of SOR Due Diligence Practices

•	The Company expects to become a participating member of the Conflict Free Smelter Initiative (CFSI) in June, 2017, and to thereby support efforts by the CFSI to promote smelter and refiner registration, audit and verification of conflict status.

Annual Report on Supply Due Diligence

The Company annually reports on our global supply chain due diligence and makes the current and every historical report available on our public website at the following weblink:

http://www.bakerhughes.com/company/corporate-social-responsibility/human-rights-and-security/conflict-minerals.

Independent Private Sector Audit

The Company is not subject to an independent private sector audit of the Report.

Results of Due Diligence Undertaken and Processing Facilities

Based on the Company’s due diligence efforts to date, the Company does not have sufficient information to fully determine each processing facility utilized to produce the conflict minerals used in each of the Company's relevant products. However, Schedule 2 below lists the processing facilities that source minerals from the DRC, for which the Company has been able to confirm the information provided by our suppliers.

Based on the Company’s due diligence efforts to date, the Company does not have sufficient information to fully determine the country of origin of the conflict minerals in each of our relevant products, or whether the conflict minerals in each of our products were from recycled or scrap sources. However, Schedule 1 below lists the countries of origin, by pertinent mineral, for which the Company has been able to confirm the information provided by our suppliers.

The efforts to determine the origin of conflict minerals are more fully described in the section entitled “Due Diligence Measures Undertaken.”

Risk Mitigation

With respect to those products the Company manufactures or contracts to be manufactured for sale that contain necessary conflict minerals, the Company plans to undertake the following steps to mitigate the risk that our necessary conflict minerals could unintentionally benefit armed groups:

•	improve processes to identify the presence of necessary conflict minerals in products we manufacture or contract to be manufactured and offer for sale by:

o	seeking to increase our supplier response rate to 60% in reporting period 2017, although response rates will depend on supplier cooperation, and

o	incorporating a flow-down clause on all new or renewed Master Service Agreements, creating a contractual obligation on the part of suppliers to comply with the Company’s conflict minerals requirements and to in turn require policy and systems implementation by successive supply chain tiers;

•	continue to assess the presence of necessary conflict minerals in our relevant supply chain;

•	continue to perform due diligence on the necessary conflict minerals supplied to us, to determine their origin;

•	continue to clearly communicate to suppliers our expectations with regard to compliance with the Company’s stated policies, performance, transparency and responsible sourcing practices;

•	engage with our suppliers to properly identify and obtain relevant information from “Invalid” or “Undetermined” SORs in our supply chain;

•	engage with our suppliers to encourage them to source from conflict-free SORs or mines and obtain from their applicable SORs or mines conflict-free designations from recognized certification programs;

•	continue to engage our suppliers that did not respond to our request for conflict minerals information for reporting period 2016, ultimately seeking to engage as many of those suppliers as possible, to determine for reporting year 2017:

o	those suppliers’ use of necessary conflict minerals,

o	the country of origin of those conflict minerals,

o	the use of scrap or recycled sources of those conflict minerals, and

o	the source and chain of custody of those conflict minerals originating in the conflict area and not obtained from scrap or recycled sources;

•	follow up with all high and medium cumulative risk suppliers in order to assist them in understanding their risk level and the future implications their risk level could have on the Company’s conflict minerals program;

•	become a member of and actively participate in the Conflict Free Smelter Initiative beginning in June 2017 to improve and expand engagement of SORs by independent certifying organizations;

•	monitor the activities, initiatives and programs of DRC regional governments and agencies, international bodies, and non-governmental organizations that are aimed at minimizing or eliminating the benefit to relevant armed groups derived from conflict minerals, and, where practicable, to support or implement those activities, initiatives or programs;

•	seek, where practicable, alternative suppliers that responsibly source necessary conflict minerals, which may include sources within the conflict area that do not benefit armed groups; and

•	continue to participate in local and national industry groups, as well as non-governmental organizations, such as the Responsible Sourcing Network Multi-Stakeholder Group and the Oil and Gas Services Working Group on conflict minerals, to develop best practices regarding responsible sourcing and supply chain transparency.

Products Description

The Company products that are considered to contain necessary conflict minerals include the following:

•	Drill Bits - includes Tricone™, PDC or “diamond”, and Kymera™ hybrid drill bits used for performance drilling, hole enlargement and coring.

•	Completion Systems - includes products used to control the flow of hydrocarbons within a wellbore including sand control systems; liner hangers; wellbore isolation; expandable tubulars; multilaterals; safety systems; packers and flow control; and tubing conveyed perforating.

•	Wellbore Intervention - includes products used in existing wellbores to improve their performance including thru-tubing fishing; thru-tubing inflatables; conventional fishing; casing exit systems; production injection packers; and remedial and stimulation tools.

•	Intelligent Production Systems - includes products used to monitor and dynamically control the production from individual wells or fields including intelligent well systems.

•	Artificial Lift - includes electric submersible pump systems; progressing cavity pump systems; gas lift systems; and surface horizontal pumping systems used to lift large volumes of oil and water when a reservoir is no longer able to flow on its own.

Schedule 1

The information in this Schedule is solely an aggregation of data provided by verified SORs identified by the Company’s suppliers. This is not a confirmation of conflict minerals actually contained in the Company’s products. Additionally, since this aggregation depends on self-identification by SORs, the following lists are not a confirmation or verification of every country of origin.

Countries of Origin - Tantalum

Brazil China Ethiopia	Germany Mexico Russian Federation	Rwanda *	Recycle/Scrap

Countries of Origin - Tin

Bolivia Brazil China	Indonesia Malaysia Philippines	Recycle/Scrap

Countries of Origin - Tungsten

Austria Canada China	Germany Russian Federation Viet Nam	Recycle/Scrap

Countries of Origin - Gold

Australia Austria Brazil Canada Chile China Czech Republic	France Germany India Italy Japan Kazakhstan Malaysia	Mexico Netherlands Peru Russian Federation South Africa Spain Switzerland	United Arab Emirates Zambia * Zimbabwe Recycle/Scrap

* = DRC Region countries

Schedule 2

Smelters or Refiners with Identified Mineral Sources

The information in this Schedule is solely an aggregation of data provided by verified SORs identified by the Company’s suppliers. This is not a confirmation of conflict minerals actually contained in the Company’s products. Additionally, since this aggregation depends on self-identification by SORs, the following lists are not a confirmation or verification of every country of origin.

Smelter or Refiner (Reference List)	Smelter or Refiner (Name)	3TG	Conflict Free *	Smelter Location	3TG Country of Origin – DRC Region	3TG Country of Origin – Other Than DRC Region
Abington Reldan Metals, LLC	Abington Reldan Metals, LLC	Gold		UNITED STATES OF AMERICA
ACL Metais Eireli	ACL Metais Eireli	Tungsten		BRAZIL
Advanced Chemical Company	Advanced Chemical Company	Gold	Yes	UNITED STATES OF AMERICA
Aida Chemical Industries Co., Ltd.	Aida Chemical Industries Co., Ltd.	Gold	Yes	JAPAN		Recycled
Al Etihad Gold Refinery DMCC	Al Etihad Gold Refinery DMCC	Gold	Yes	UNITED ARAB EMIRATES		United Arab Emirates
Allgemeine Gold-und Silberscheideanstalt A.G.	Allgemeine Gold-und Silberscheideanstalt A.G.	Gold	Yes	GERMANY		Recycled, Scrap
Almalyk Mining and Metallurgical Complex (AMMC)	Almalyk Mining and Metallurgical Complex (AMMC)	Gold	Yes	UZBEKISTAN
ALMT Corp	A.L.M.T. TUNGSTEN Corp.	Tungsten	Yes	JAPAN		N/A
An Thai Minerals Co., Ltd.	An Thai Minerals Co., Ltd.	Tin		VIET NAM
An Vinh Joint Stock Mineral Processing Company	An Vinh Joint Stock Mineral Processing Company	Tin		VIET NAM
AngloGold Ashanti Córrego do Sítio Mineração	AngloGold Ashanti Córrego do Sítio Mineração	Gold	Yes	BRAZIL		Brazil
Argor-Heraeus S.A.	Argor-Heraeus S.A.	Gold	Yes	SWITZERLAND		Switzerland
Asahi Pretec Corp.	Asahi Pretec Corp.	Gold	Yes	JAPAN		Recycled
Asaka Riken Co., Ltd.	Asaka Riken Co., Ltd.	Gold	Yes	JAPAN
Asia Tungsten Products Vietnam Ltd.	Asia Tungsten Products Vietnam Ltd.	Tungsten	Yes	VIET NAM
Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Gold		TURKEY
AU Traders and Refiners	AU Traders and Refiners	Gold	Yes	SOUTH AFRICA		South Africa
AURA-II	AURA-II	Gold		UNITED STATES OF AMERICA
Bangalore Refinery	Bangalore Refinery	Gold		INDIA
Boliden AB	Boliden AB	Gold	Yes	SWEDEN
C. Hafner GmbH + Co. KG	C. Hafner GmbH + Co. KG	Gold	Yes	GERMANY		Germany
Cendres + Métaux S.A.	Cendres + Métaux S.A.	Gold		SWITZERLAND
Central Bank of the Philippines Gold Refinery & Mint	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Gold	Yes	PHILIPPINES
Changsha Southern	Changsha South Tantalum Niobium Co., Ltd.	Tantalum	Yes	CHINA
Chenzhou Diamond Tungsten Products Co., Ltd.	Chenzhou Diamond Tungsten Products Co., Ltd.	Tungsten	Yes	CHINA
Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	Tin	Yes	CHINA
Chimet S.p.A.	Chimet S.p.A.	Gold	Yes	ITALY		Italy
Chugai Mining	Chugai Mining	Gold		JAPAN		None

Smelter or Refiner (Reference List)	Smelter or Refiner (Name)	3TG	Conflict Free *	Smelter Location	3TG Country of Origin – DRC Region	3TG Country of Origin – Other Than DRC Region
Conghua Tantalum and Niobium Smeltry	Conghua Tantalum and Niobium Smeltry	Tantalum	Yes	CHINA
Cookson Alpha Metals (Shenzhen) Co., Ltd.	Alpha	Tin	Yes	UNITED STATES OF AMERICA
Cooperativa Metalurgica de Rondônia Ltda.	Cooperativa Metalurgica de Rondônia Ltda.	Tin	Yes	BRAZIL		Indonesia; Brazil
CV Ayi Jaya	CV Ayi Jaya	Tin	Yes	INDONESIA
CV Dua Sekawan	CV Dua Sekawan	Tin	Yes	INDONESIA
CV Gita Pesona	CV Gita Pesona	Tin	Yes	INDONESIA
CV Serumpun Sebalai	CV Serumpun Sebalai	Tin	Yes	INDONESIA		Not Provided
CV Tiga Sekawan	CV Tiga Sekawan	Tin	Yes	INDONESIA
CV United Smelting	CV United Smelting	Tin	Yes	INDONESIA		None
CV Venus Inti Perkasa	CV Venus Inti Perkasa	Tin	Yes	INDONESIA
D Block Metals, LLC	D Block Metals, LLC	Tantalum	Yes	UNITED STATES OF AMERICA
Daejin Indus Co., Ltd.	Daejin Indus Co., Ltd.	Gold	Yes	KOREA (REPUBLIC OF)
Daye Non-Ferrous Metals Mining Ltd.	Daye Non-Ferrous Metals Mining Ltd.	Gold	Yes	CHINA
Dayu Jincheng Tungsten Industry Co., Ltd.	Dayu Jincheng Tungsten Industry Co., Ltd.	Tungsten		CHINA
Dayu Weiliang Tungsten Co., Ltd.	Dayu Weiliang Tungsten Co., Ltd.	Tungsten		CHINA
DODUCO GmbH	DODUCO GmbH	Gold	Yes	GERMANY
Dowa Metals & Mining Co. Ltd	Dowa	Gold	Yes	JAPAN		Japan; Australia; Canada; Recycled/Scrap
Dowa Metaltech Co., Ltd.	Dowa	Tin	Yes	JAPAN
DSC (Do Sung Corporation)	DSC (Do Sung Corporation)	Gold	Yes	KOREA (REPUBLIC OF)
Eco-System Recycling Co., Ltd.	Eco-System Recycling Co., Ltd.	Gold	Yes	JAPAN		Recycled
Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Tin		VIET NAM
Elmet S.L.U.	Elmet S.L.U.	Tin	Yes	SPAIN
Emirates Gold DMCC	Emirates Gold DMCC	Gold	Yes	UNITED ARAB EMIRATES
ENAF	EM Vinto	Tin	Yes	BOLIVIA (PLURINATIONAL STATE OF)
Estanho de Rondônia S.A.	Estanho de Rondônia S.A.	Tin		BRAZIL
Exotech Inc.	Exotech Inc.	Tantalum	Yes	UNITED STATES OF AMERICA
F&X Electro-Materials Ltd.	F&X Electro-Materials Ltd.	Tantalum	Yes	CHINA		N/A
Fenix Metals	Fenix Metals	Tin	Yes	POLAND
Fidelity Printers and Refiners Ltd. **	Fidelity Printers and Refiners Ltd.	Gold		ZIMBABWE		Zimbabwe
FIR Metals & Resource Ltd.	FIR Metals & Resource Ltd.	Tantalum	Yes	CHINA
Fujian Jinxin Tungsten Co., Ltd.	Fujian Jinxin Tungsten Co., Ltd.	Tungsten	Yes	CHINA
Gansu Seemine Material Hi-Tech Co., Ltd.	Gansu Seemine Material Hi-Tech Co., Ltd.	Gold		CHINA
Ganzhou Jiangwu Ferrotungsten Co., Ltd.	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	Tungsten	Yes	CHINA
Ganzhou Seadragon W & Mo Co., Ltd.	Ganzhou Seadragon W & Mo Co., Ltd.	Tungsten	Yes	CHINA		China
Ganzhou Yatai Tungsten Co., Ltd.	Ganzhou Yatai Tungsten Co., Ltd.	Tungsten		CHINA		China
Geib Refining Corporation	Geib Refining Corporation	Gold		UNITED STATES OF AMERICA
Gejiu Fengming Metallurgy Chemical Plant	Gejiu Fengming Metallurgy Chemical Plant	Tin	Yes	CHINA

Smelter or Refiner (Reference List)	Smelter or Refiner (Name)	3TG	Conflict Free *	Smelter Location	3TG Country of Origin – DRC Region	3TG Country of Origin – Other Than DRC Region
Gejiu Jinye Mineral Company	Gejiu Jinye Mineral Company	Tin	Yes	CHINA		China
Gejiu Non-Ferrous Metal Processing Co., Ltd.	Gejiu Non-Ferrous Metal Processing Co., Ltd.	Tin	Yes	CHINA		China; Bolivia
Gejiu Zili Mining And Metallurgy Co., Ltd.	Gejiu Zili Mining And Metallurgy Co., Ltd.	Tin		CHINA
Global Advanced Metals Aizu	Global Advanced Metals Aizu	Tantalum	Yes	JAPAN
Global Advanced Metals Boyertown	Global Advanced Metals Boyertown	Tantalum	Yes	UNITED STATES OF AMERICA
Global Tungsten & Powders Corp.	Global Tungsten & Powders Corp.	Tungsten	Yes	UNITED STATES OF AMERICA		Confidential
Guangdong Jinding Gold Limited	Guangdong Jinding Gold Limited	Gold		CHINA
Guangdong Xianglu Tungsten Co., Ltd.	Guangdong Xianglu Tungsten Co., Ltd.	Tungsten	Yes	CHINA		China
Guangdong Zhiyuan New Material Co., Ltd.	Guangdong Zhiyuan New Material Co., Ltd.	Tantalum	Yes	CHINA
Guangxi Pinggui PGMA Co. Ltd.	CNMC (Guangxi) PGMA Co., Ltd.	Tin		CHINA
Guanyang Guida Nonferrous Metal Smelting Plant	Guanyang Guida Nonferrous Metal Smelting Plant	Tin	Yes	CHINA
Gujarat Gold Centre	Gujarat Gold Centre	Gold		INDIA		India
H.C. Starck Co., Ltd.	H.C. Starck Co., Ltd.	Tantalum	Yes	THAILAND		N/A
H.C. Starck GmbH	H.C. Starck GmbH	Tungsten	Yes	GERMANY		Germany
H.C. Starck GmbH Goslar	H.C. Starck GmbH Goslar	Tantalum	Yes	GERMANY		Germany
H.C. Starck GmbH Laufenburg	H.C. Starck GmbH Laufenburg	Tantalum	Yes	GERMANY
H.C. Starck Hermsdorf GmbH	H.C. Starck Hermsdorf GmbH	Tantalum	Yes	GERMANY		Unknown. The Smelter Refused To Disclose Its COI Publicly.
H.C. Starck Inc.	H.C. Starck Inc.	Tantalum	Yes	UNITED STATES OF AMERICA
H.C. Starck Ltd.	H.C. Starck Ltd.	Tantalum	Yes	JAPAN		Unknown. The Smelter Refused To Disclose Its COI Publicly.
H.C. Starck Smelting GmbH & Co. KG	H.C. Starck Smelting GmbH & Co. KG	Tantalum	Yes	GERMANY
H.C. Starck Smelting GmbH & Co.KG	H.C. Starck Smelting GmbH & Co.KG	Tungsten	Yes	GERMANY
Hangzhou Fuchunjiang Smelting Co., Ltd.	Hangzhou Fuchunjiang Smelting Co., Ltd.	Gold		CHINA
Heimerle + Meule GmbH	Heimerle + Meule GmbH	Gold	Yes	GERMANY		Yes
Hengyang King Xing Lifeng New Materials Co., Ltd.	Hengyang King Xing Lifeng New Materials Co., Ltd.	Tantalum	Yes	CHINA
Heraeus Ltd. Hong Kong	Heraeus Ltd. Hong Kong	Gold	Yes	CHINA		No
Heraeus Precious Metals GmbH & Co. KG	Heraeus Precious Metals GmbH & Co. KG	Gold	Yes	GERMANY		Unknown
Hi-Temp Specialty Metals, Inc.	Hi-Temp Specialty Metals, Inc.	Tantalum	Yes	UNITED STATES OF AMERICA
HuiChang Hill Tin Industry Co., Ltd.	HuiChang Hill Tin Industry Co., Ltd.	Tin	Yes	CHINA
Hunan Chenzhou Mining Group Co., Ltd.	Hunan Chenzhou Mining Co., Ltd.	Tungsten	Yes	CHINA
Hunan Chenzhou Mining Industry Co. Ltd.	Hunan Chenzhou Mining Co., Ltd.	Gold		CHINA
Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	Tungsten	Yes	CHINA		China
Hunan Chunchang Nonferrous Metals Co., Ltd.	Hunan Chunchang Nonferrous Metals Co., Ltd.	Tungsten	Yes	CHINA		China
HwaSeong CJ Co., Ltd.	HwaSeong CJ Co., Ltd.	Gold		KOREA (REPUBLIC OF)

Smelter or Refiner (Reference List)	Smelter or Refiner (Name)	3TG	Conflict Free *	Smelter Location	3TG Country of Origin – DRC Region	3TG Country of Origin – Other Than DRC Region
Hydrometallurg, JSC	Hydrometallurg, JSC	Tungsten	Yes	RUSSIAN FEDERATION		Russian Federation
Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	Gold	Yes	CHINA
Ishifuku Metal Industry Co., Ltd.	Ishifuku Metal Industry Co., Ltd.	Gold	Yes	JAPAN		Recycled
Istanbul Gold Refinery	Istanbul Gold Refinery	Gold	Yes	TURKEY
Japan Mint	Japan Mint	Gold	Yes	JAPAN		Japan
Japan New Metals Co., Ltd.	Japan New Metals Co., Ltd.	Tungsten	Yes	JAPAN
Jiangwu H.C. Starck Tungsten Products Co., Ltd.	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	Tungsten	Yes	CHINA
Jiangxi Copper Co., Ltd.	Jiangxi Copper Co., Ltd.	Gold	Yes	CHINA
Jiangxi Dayu Longxintai Tungsten Co., Ltd.	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	Tungsten		CHINA
Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	Tantalum	Yes	CHINA		China
Jiangxi Gan Bei Tungsten Co., Ltd.	Jiangxi Gan Bei Tungsten Co., Ltd.	Tungsten	Yes	CHINA		China
Jiangxi Ketai Advanced Material Co., Ltd.	Jiangxi Ketai Advanced Material Co., Ltd.	Tin	Yes	CHINA
Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	Tungsten		CHINA
Jiangxi Shunda Huichang Kam Tin Co., Ltd.	Huichang Jinshunda Tin Co., Ltd.	Tin		CHINA
Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	Tungsten	Yes	CHINA
Jiangxi Tungsten Industry Group Co. Ltd.	Ganzhou Huaxing Tungsten Products Co., Ltd.	Tungsten	Yes	CHINA		China
Jiangxi Tuohong New Raw Material	Jiangxi Tuohong New Raw Material	Tantalum	Yes	CHINA
Jiangxi Xinsheng Tungsten Industry Co., Ltd.	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	Tungsten	Yes	CHINA
Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	Tungsten	Yes	CHINA
Jiangxi Yaosheng Tungsten Co., Ltd.	Jiangxi Yaosheng Tungsten Co., Ltd.	Tungsten	Yes	CHINA
JiuJiang JinXin Nonferrous Metals Co., Ltd.	JiuJiang JinXin Nonferrous Metals Co., Ltd.	Tantalum	Yes	CHINA
Jiujiang Tanbre Co., Ltd.	Jiujiang Tanbre Co., Ltd.	Tantalum	Yes	CHINA
Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	Tantalum	Yes	CHINA
Johnson Matthey Inc. (USA)	Asahi Refining USA Inc.	Gold	Yes	UNITED STATES OF AMERICA
Johnson Matthey Limited	Asahi Refining Canada Ltd.	Gold	Yes	CANADA		Ontario
JSC Ekaterinburg Non-Ferrous Metal Processing Plant	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Gold	Yes	RUSSIAN FEDERATION		Russian Federation
JSC Uralelectromed	JSC Uralelectromed	Gold	Yes	RUSSIAN FEDERATION
Kai Unita Trade Limited Liability Company	Gejiu Kai Meng Industry and Trade LLC	Tin		CHINA
Kaloti Precious Metals **	Kaloti Precious Metals	Gold		UNITED ARAB EMIRATES
Kazakhmys Smelting LLC	Kazakhmys Smelting LLC	Gold		KAZAKHSTAN		Kazakhstan
Kazzinc	Kazzinc	Gold	Yes	KAZAKHSTAN
KEMET Blue Metals	KEMET Blue Metals	Tantalum	Yes	MEXICO		Mexico

Smelter or Refiner (Reference List)	Smelter or Refiner (Name)	3TG	Conflict Free *	Smelter Location	3TG Country of Origin – DRC Region	3TG Country of Origin – Other Than DRC Region
KEMET Blue Powder	KEMET Blue Powder	Tantalum	Yes	UNITED STATES OF AMERICA
Kennametal Fallon	Kennametal Fallon	Tungsten	Yes	UNITED STATES OF AMERICA
Kennametal Huntsville	Kennametal Huntsville	Tungsten	Yes	UNITED STATES OF AMERICA
Kennecott Utah Copper LLC	Kennecott Utah Copper LLC	Gold	Yes	UNITED STATES OF AMERICA
King-Tan Tantalum Industry Ltd.	King-Tan Tantalum Industry Ltd.	Tantalum	Yes	CHINA
Kojima Kagaku Yakuhin Co., Ltd	Kojima Chemicals Co., Ltd.	Gold	Yes	JAPAN		Recycled
Kombinat Gorniczo Hutniczy Miedz Polska Miedz S.A.	KGHM Polska Miedź Spółka Akcyjna	Gold		POLAND
Korea Zinc Co., Ltd.	Korea Zinc Co., Ltd.	Gold	Yes	KOREA (REPUBLIC OF)
Kyrgyzaltyn JSC	Kyrgyzaltyn JSC	Gold	Yes	KYRGYZSTAN
La Caridad	Caridad	Gold		MEXICO		Unknown; Chile; Mexico
L'azurde Company For Jewelry	L'azurde Company For Jewelry	Gold		SAUDI ARABIA
Lingbao Gold Co., Ltd.	Lingbao Gold Co., Ltd.	Gold		CHINA
Lingbao Jinyuan Tonghui Refinery Co., Ltd.	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	Gold		CHINA
LSM Brasil S.A.	LSM Brasil S.A.	Tantalum	Yes	BRAZIL		Brazil
LS-NIKKO Copper Inc.	LS-NIKKO Copper Inc.	Gold	Yes	KOREA (REPUBLIC OF)
Luoyang Zijin Yinhui Metal Smelt Co Ltd	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	Gold		CHINA
Magnu's Minerais Metais e Ligas Ltda.	Magnu's Minerais Metais e Ligas Ltda.	Tin	Yes	BRAZIL		Brazil
Malipo Haiyu Tungsten Co., Ltd.	Malipo Haiyu Tungsten Co., Ltd.	Tungsten	Yes	CHINA
Materion	Materion	Gold	Yes	UNITED STATES OF AMERICA
Matsuda Sangyo Co., Ltd.	Matsuda Sangyo Co., Ltd.	Gold	Yes	JAPAN		Recycled
Melt Metais e Ligas S.A.	Melt Metais e Ligas S.A.	Tin	Yes	BRAZIL
Metallic Resources, Inc.	Metallic Resources, Inc.	Tin	Yes	UNITED STATES OF AMERICA
Metallo-Chimique N.V.	Metallo-Chimique N.V.	Tin	Yes	BELGIUM		Recycled Scrap Material
Metallurgical Products India Pvt., Ltd.	Metallurgical Products India Pvt., Ltd.	Tantalum	Yes	INDIA
Metalor Technologies (Hong Kong) Ltd.	Metalor Technologies (Hong Kong) Ltd.	Gold	Yes	CHINA		No
Metalor Technologies (Singapore) Pte., Ltd.	Metalor Technologies (Singapore) Pte., Ltd.	Gold	Yes	SINGAPORE
Metalor Technologies (Suzhou) Ltd.	Metalor Technologies (Suzhou) Ltd.	Gold	Yes	CHINA
Metalor Technologies S.A.	Metalor Technologies S.A.	Gold	Yes	SWITZERLAND		Switzerland; Unknown
Metalor USA Refining Corporation	Metalor USA Refining Corporation	Gold	Yes	UNITED STATES OF AMERICA
Met-Mex Penoles, S.A.	Metalúrgica Met-Mex Peñoles S.A. De C.V.	Gold	Yes	MEXICO		Mexico
Mineração Taboca S.A.	Mineração Taboca S.A.	Tantalum	Yes	BRAZIL		Brazil
Minsur	Minsur	Tin	Yes	PERU		Unknown
Mitsubishi Materials Corporation	Mitsubishi Materials Corporation	Tin	Yes	JAPAN		Recycled
Mitsubishi Materials Corporation	Mitsubishi Materials Corporation	Gold	Yes	JAPAN		Recycled
Mitsui Mining and Smelting Co., Ltd.	Mitsui Mining and Smelting Co., Ltd.	Tantalum	Yes	JAPAN		Unknown
Mitsui Mining and Smelting Co., Ltd.	Mitsui Mining and Smelting Co., Ltd.	Gold	Yes	JAPAN		Recycled
MMTC-PAMP India Pvt., Ltd.	MMTC-PAMP India Pvt., Ltd.	Gold	Yes	INDIA

Smelter or Refiner (Reference List)	Smelter or Refiner (Name)	3TG	Conflict Free *	Smelter Location	3TG Country of Origin – DRC Region	3TG Country of Origin – Other Than DRC Region
Modeltech Sdn Bhd	Modeltech Sdn Bhd	Tin		MALAYSIA		Malaysia
Modeltech Sdn Bhd	Modeltech Sdn Bhd	Gold		MALAYSIA		Malaysia
Moliren Ltd	Moliren Ltd	Tungsten	Yes	RUSSIAN FEDERATION
Molycorp Silmet A.S.	Molycorp Silmet A.S.	Tantalum	Yes	ESTONIA
Morris and Watson	Morris and Watson	Gold		NEW ZEALAND
Moscow Special Alloys Processing Plant	Moscow Special Alloys Processing Plant	Gold	Yes	RUSSIAN FEDERATION		Russian Federation
MSC	Malaysia Smelting Corporation (MSC)	Tin	Yes	MALAYSIA		Unknown
Nadir Metal Rafineri San. Ve Tic. A.Ş.	Nadir Metal Rafineri San. Ve Tic. A.Ş.	Gold	Yes	TURKEY		Recycled
Nankang Nanshan Tin Manufactory Co., Ltd.	Nankang Nanshan Tin Manufactory Co., Ltd.	Tin		CHINA
Navoi Mining and Metallurgical Combinat	Navoi Mining and Metallurgical Combinat	Gold		UZBEKISTAN		Substrate|Not Provided
Nghe Tinh Non-Ferrous Metals Joint Stock Company	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Tin		VIET NAM
Niagara Refining LLC	Niagara Refining LLC	Tungsten	Yes	UNITED STATES OF AMERICA
Nihon Material Co., Ltd.	Nihon Material Co., Ltd.	Gold	Yes	JAPAN		Yes
Ningxia Orient Tantalum Industry Co., Ltd.	Ningxia Orient Tantalum Industry Co., Ltd.	Tantalum	Yes	CHINA	Rwanda	Recycled/Scrap; Brazil; China; Ethiopia
Norddeutsche Affinererie AG	Aurubis AG	Gold	Yes	GERMANY		Germany
Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Tungsten	Yes	VIET NAM		Viet Nam
O.M. Manufacturing (Thailand) Co., Ltd.	O.M. Manufacturing (Thailand) Co., Ltd.	Tin	Yes	THAILAND
O.M. Manufacturing Philippines, Inc.	O.M. Manufacturing Philippines, Inc.	Tin	Yes	PHILIPPINES		Philippines
Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	Gold	Yes	AUSTRIA		Austria
Ohio Precious Metals, LLC	Elemetal Refining, LLC	Gold	Yes	UNITED STATES OF AMERICA
Ohura Precious Metal Industry Co., Ltd.	Ohura Precious Metal Industry Co., Ltd.	Gold	Yes	JAPAN		No
OJSC Krastsvetmet	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Gold	Yes	RUSSIAN FEDERATION
OJSC Novosibirsk Refinery	OJSC Novosibirsk Refinery	Gold	Yes	RUSSIAN FEDERATION
Operaciones Metalurgical S.A.	Operaciones Metalurgical S.A.	Tin	Yes	BOLIVIA (PLURINATIONAL STATE OF)
PAMP S.A.	PAMP S.A.	Gold	Yes	SWITZERLAND
Pan Pacific Copper Co Ltd.	JX Nippon Mining & Metals Co., Ltd.	Gold	Yes	JAPAN		Recycled
Penglai Penggang Gold Industry Co., Ltd.	Penglai Penggang Gold Industry Co., Ltd.	Gold		CHINA
Philippine Chuangxin Industrial Co., Inc.	Philippine Chuangxin Industrial Co., Inc.	Tungsten	Yes	PHILIPPINES
Phoenix Metal Ltd. **	Phoenix Metal Ltd.	Tin		RWANDA	(SOR located in Rwanda)
Plansee SE Liezen	Plansee SE Liezen	Tantalum	Yes	AUSTRIA
Plansee SE Reutte	Plansee SE Reutte	Tantalum	Yes	AUSTRIA
Prioksky Plant of Non-Ferrous Metals	Prioksky Plant of Non-Ferrous Metals	Gold	Yes	RUSSIAN FEDERATION
PT Aneka Tambang (Persero) Tbk	PT Aneka Tambang (Persero) Tbk	Gold	Yes	INDONESIA
PT Aries Kencana Sejahtera	PT Aries Kencana Sejahtera	Tin	Yes	INDONESIA
PT Artha Cipta Langgeng	PT Artha Cipta Langgeng	Tin	Yes	INDONESIA		Not Provided

Smelter or Refiner (Reference List)	Smelter or Refiner (Name)	3TG	Conflict Free *	Smelter Location	3TG Country of Origin – DRC Region	3TG Country of Origin – Other Than DRC Region
PT ATD Makmur Mandiri Jaya	PT ATD Makmur Mandiri Jaya	Tin	Yes	INDONESIA
PT Babel Inti Perkasa	PT Babel Inti Perkasa	Tin	Yes	INDONESIA		Not Provided
PT Bangka Prima Tin	PT Bangka Prima Tin	Tin	Yes	INDONESIA
PT Bangka Tin Industry	PT Bangka Tin Industry	Tin	Yes	INDONESIA		Indonesia; Unknown
PT Belitung Industri Sejahtera	PT Belitung Industri Sejahtera	Tin	Yes	INDONESIA		No
PT Cipta Persada Mulia	PT Cipta Persada Mulia	Tin	Yes	INDONESIA		Indonesia
PT DS Jaya Abadi	PT DS Jaya Abadi	Tin	Yes	INDONESIA		Indonesia
PT Eunindo Usaha Mandiri	PT Eunindo Usaha Mandiri	Tin	Yes	INDONESIA		Indonesia
PT Indra Eramult Logam Industri	PT Bukit Timah	Tin	Yes	INDONESIA		Unknown; Indonesia; Not Provided
PT Inti Stania Prima	PT Inti Stania Prima	Tin	Yes	INDONESIA		Indonesia
PT Justindo	PT Justindo	Tin	Yes	INDONESIA
PT Karimun Mining	PT Karimun Mining	Tin	Yes	INDONESIA
PT Kijang Jaya Mandiri	PT Kijang Jaya Mandiri	Tin	Yes	INDONESIA
PT Mitra Stania Prima	PT Mitra Stania Prima	Tin	Yes	INDONESIA		None
PT O.M. Indonesia	PT O.M. Indonesia	Tin	Yes	INDONESIA		Indonesia
PT Panca Mega Persada	PT Panca Mega Persada	Tin	Yes	INDONESIA
PT Prima Timah Utama	PT Prima Timah Utama	Tin	Yes	INDONESIA		Indonesia
PT Refined Bangka Tin	PT Refined Bangka Tin	Tin	Yes	INDONESIA		None
PT Sariwiguna Binasentosa	PT Sariwiguna Binasentosa	Tin	Yes	INDONESIA		Indonesia
PT Stanindo Inti Perkasa	PT Stanindo Inti Perkasa	Tin	Yes	INDONESIA		No
PT Sukses Inti Makmur	PT Sukses Inti Makmur	Tin	Yes	INDONESIA		Indonesia
PT Sumber Jaya Indah	PT Sumber Jaya Indah	Tin	Yes	INDONESIA
PT Timah (Persero) Tbk Mentok	PT Timah (Persero) Tbk Mentok	Tin	Yes	INDONESIA		Unknown
PT Tinindo Inter Nusa	PT Tinindo Inter Nusa	Tin	Yes	INDONESIA		Indonesia
PT Tirus Putra Mandiri	PT Tirus Putra Mandiri	Tin		INDONESIA		Indonesia
PT Tommy Utama	PT Tommy Utama	Tin	Yes	INDONESIA
PT Wahana Perkit Jaya	PT Wahana Perkit Jaya	Tin	Yes	INDONESIA
PX Précinox S.A.	PX Précinox S.A.	Gold	Yes	SWITZERLAND		Switzerland
QuantumClean	QuantumClean	Tantalum	Yes	UNITED STATES OF AMERICA
Rand Refinery (Pty) Ltd.	Rand Refinery (Pty) Ltd.	Gold	Yes	SOUTH AFRICA
Remondis Argentia B.V.	Remondis Argentia B.V.	Gold		NETHERLANDS		Netherlands
Republic Metals Corporation	Republic Metals Corporation	Gold	Yes	UNITED STATES OF AMERICA
Resind Indústria e Comércio Ltda.	Resind Indústria e Comércio Ltda.	Tin	Yes	BRAZIL
Resind Indústria e Comércio Ltda.	Resind Indústria e Comércio Ltda.	Tantalum	Yes	BRAZIL
RFH Tantalum Smeltry Co., Ltd.	RFH Tantalum Smeltry Co., Ltd.	Tantalum	Yes	CHINA
Royal Canadian Mint	Royal Canadian Mint	Gold	Yes	CANADA		Unknown
Rui Da Hung	Rui Da Hung	Tin	Yes	TAIWAN, PROVINCE OF CHINA
SAAMP	SAAMP	Gold		FRANCE		France
Sabin Metal Corp.	Sabin Metal Corp.	Gold		UNITED STATES OF AMERICA
SAFINA A.S.	SAFINA A.S.	Gold		CZECH REPUBLIC		Czech Republic
Sai Refinery	Sai Refinery	Gold		INDIA		India
Samduck Precious Metals	Samduck Precious Metals	Gold	Yes	KOREA (REPUBLIC OF)
Samwon Metals Corp.	Samwon Metals Corp.	Gold		KOREA (REPUBLIC OF)
SAXONIA Edelmetalle GmbH	SAXONIA Edelmetalle GmbH	Gold	Yes	GERMANY
Schone Edelmetaal B.V.	Schone Edelmetaal B.V.	Gold	Yes	NETHERLANDS
SEMPSA Joyería Platería S.A.	SEMPSA Joyería Platería S.A.	Gold	Yes	SPAIN		Spain

Smelter or Refiner (Reference List)	Smelter or Refiner (Name)	3TG	Conflict Free *	Smelter Location	3TG Country of Origin – DRC Region	3TG Country of Origin – Other Than DRC Region
Shandong Tiancheng Biological Gold Industrial Co., Ltd.	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	Gold		CHINA
Sichuan Tianze Precious Metals Co., Ltd.	Sichuan Tianze Precious Metals Co., Ltd.	Gold	Yes	CHINA
Singway Technology Co., Ltd.	Singway Technology Co., Ltd.	Gold	Yes	TAIWAN, PROVINCE OF CHINA
So Accurate Group, Inc.	So Accurate Group, Inc.	Gold		UNITED STATES OF AMERICA
SOE Shyolkovsky Factory of Secondary Precious Metals	SOE Shyolkovsky Factory of Secondary Precious Metals	Gold	Yes	RUSSIAN FEDERATION
Soft Metais Ltda.	Soft Metais Ltda.	Tin	Yes	BRAZIL		Brazil
Solar Applied Materials Technology Corp.	Solar Applied Materials Technology Corp.	Gold	Yes	TAIWAN, PROVINCE OF CHINA
Solikamsk Metal Works	Solikamsk Magnesium Works OAO	Tantalum	Yes	RUSSIAN FEDERATION		Russian Federation
South-East Nonferrous Metal Company Limited of Hengyang City	South-East Nonferrous Metal Company Limited of Hengyang City	Tungsten	Yes	CHINA
Sudan Gold Refinery **	Sudan Gold Refinery	Gold		SUDAN
T.C.A S.p.A	T.C.A S.p.A	Gold	Yes	ITALY
Taki Chemical Co., Ltd.	Taki Chemical Co., Ltd.	Tantalum	Yes	JAPAN
Tanaka Precious Metals	Tanaka Kikinzoku Kogyo K.K.	Gold	Yes	JAPAN		Recycled
Tejing (Vietnam) Tungsten Co., Ltd.	Tejing (Vietnam) Tungsten Co., Ltd.	Tungsten	Yes	VIET NAM		None
Telex Metals	Telex Metals	Tantalum	Yes	UNITED STATES OF AMERICA
Thaisarco	Thaisarco	Tin	Yes	THAILAND		Unknown
The Gejiu cloud new colored electrolytic	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	Tin		CHINA
The Great Wall Gold and Silver Refinery of China	Great Wall Precious Metals Co., Ltd. of CBPM	Gold		CHINA
The Refinery of Shandong Gold Mining Co., Ltd.	The Refinery of Shandong Gold Mining Co., Ltd.	Gold	Yes	CHINA		Yes
Toboca/ Paranapenema	Mineração Taboca S.A.	Tin	Yes	BRAZIL		Unknown
Tokuriki Honten Co., Ltd.	Tokuriki Honten Co., Ltd.	Gold	Yes	JAPAN		Recycled
TongLing Nonferrous Metals Group Holdings Co., Ltd.	Tongling Nonferrous Metals Group Co., Ltd.	Gold		CHINA		China
Tony Goetz NV **	Tony Goetz NV	Gold		BELGIUM
TOO Tau-Ken-Altyn	TOO Tau-Ken-Altyn	Gold		KAZAKHSTAN		Kazakhstan
Torecom	Torecom	Gold	Yes	KOREA (REPUBLIC OF)
Toyo Smelter & Refinery	Sumitomo Metal Mining Co., Ltd.	Gold	Yes	JAPAN		Recycled
Tranzact, Inc.	Tranzact, Inc.	Tantalum	Yes	UNITED STATES OF AMERICA
Tuyen Quang Non-Ferrous Metals Joint Stock Company	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Tin		VIET NAM
Ulba Metallurgical Plant JSC	Ulba Metallurgical Plant JSC	Tantalum	Yes	KAZAKHSTAN
Umicore Brasil Ltda.	Umicore Brasil Ltda.	Gold	Yes	BRAZIL		Peru
Umicore Precious Metals Thailand	Umicore Precious Metals Thailand	Gold	Yes	THAILAND		No
Umicore S.A. Business Unit Precious Metals Refining	Umicore S.A. Business Unit Precious Metals Refining	Gold	Yes	BELGIUM		Recycled
Unecha Refractory metals plant	Unecha Refractory metals plant	Tungsten	Yes	RUSSIAN FEDERATION
Unit Timah Kundur PT Tambang	PT Timah (Persero) Tbk Kundur	Tin	Yes	INDONESIA		Indonesia

Smelter or Refiner (Reference List)	Smelter or Refiner (Name)	3TG	Conflict Free *	Smelter Location	3TG Country of Origin – DRC Region	3TG Country of Origin – Other Than DRC Region
United Precious Metal Refining, Inc.	United Precious Metal Refining, Inc.	Gold	Yes	UNITED STATES OF AMERICA
Universal Precious Metals Refining Zambia	Universal Precious Metals Refining Zambia	Gold		ZAMBIA	Zambia
Valcambi S.A.	Valcambi S.A.	Gold	Yes	SWITZERLAND
Vietnam Youngsun Tungsten Industry Co., Ltd.	Vietnam Youngsun Tungsten Industry Co., Ltd.	Tungsten	Yes	VIET NAM
VQB Mineral and Trading Group JSC	VQB Mineral and Trading Group JSC	Tin	Yes	VIET NAM
Western Australian Mint trading as The Perth Mint	Western Australian Mint trading as The Perth Mint	Gold	Yes	AUSTRALIA		Australia
White Solder Metalurgica	White Solder Metalurgia e Mineração Ltda.	Tin	Yes	BRAZIL		Unknown; Brazil
WIELAND Edelmetalle GmbH	WIELAND Edelmetalle GmbH	Gold	Yes	GERMANY
Wolfram Bergbau und Hütten AG	Wolfram Bergbau und Hütten AG	Tungsten	Yes	AUSTRIA		Austria
Woltech Korea Co., Ltd.	Woltech Korea Co., Ltd.	Tungsten	Yes	KOREA, REPUBLIC OF
Xiamen Tungsten (H.C.) Co., Ltd.	Xiamen Tungsten (H.C.) Co., Ltd.	Tungsten	Yes	CHINA		Russia, Canada
Xiamen Tungsten Co., Ltd.	Xiamen Tungsten Co., Ltd.	Tungsten	Yes	CHINA		China; Russia
XiHai - Liuzhou China Tin Group Co ltd	China Tin Group Co., Ltd.	Tin	Yes	CHINA		Recycled
Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	Tungsten	Yes	CHINA
Xinhai Rendan Shaoguan Tungsten Co., Ltd.	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	Tungsten	Yes	CHINA		China
XinXing HaoRong Electronic Material Co., Ltd.	XinXing HaoRong Electronic Material Co., Ltd.	Tantalum	Yes	CHINA
Xstrata	CCR Refinery - Glencore Canada Corporation	Gold	Yes	CANADA		Canada
YAMAMOTO PRECIOUS METAL CO., LTD.	YAMAMOTO PRECIOUS METAL CO., LTD.	Gold	Yes	JAPAN
Yantai NUS Safina tech environmental Refinery Co. Ltd.	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	Gold		CHINA
Yichun Jin Yang Rare Metal Co., Ltd.	Yichun Jin Yang Rare Metal Co., Ltd.	Tantalum	Yes	CHINA
Yokohama Metal Co., Ltd.	Yokohama Metal Co., Ltd.	Gold	Yes	JAPAN
Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	Tin		CHINA		China
Yunnan Copper Industry Co., Ltd.	Yunnan Copper Industry Co., Ltd.	Gold		CHINA
Yuntinic Resources	Yunnan Tin Company Limited	Tin	Yes	CHINA		China; Unknown
Zhangyuan Tungsten Co Ltd	Chongyi Zhangyuan Tungsten Co., Ltd.	Tungsten	Yes	CHINA		China
Zhaojin Mining Industry Co., Ltd.	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	Gold	Yes	CHINA
Zhaoqing Duoluoshan Non-ferrous Metals Co.,Ltd	Duoluoshan	Tantalum	Yes	CHINA		N/A
Zhongyuan Gold Smelter of Zhongjin Gold Corporation	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	Gold	Yes	CHINA		China
Zhuzhou Cemented Carbide Group Co., Ltd.	Zhuzhou Cemented Carbide Group Co., Ltd.	Tantalum	Yes	CHINA		China
Zijin Mining Industry Corporation	Zijin Mining Group Co., Ltd. Gold Refinery	Gold	Yes	CHINA

* = SOR certified as conflict free by the Conflict Free Smelter Initiative or an equivalent independent third party certification program during reporting period 2016.

** = SOR identified as posing a high risk of sourcing from mines benefiting armed groups engaged in conflict in the DRC Region.